Exhibit 4.1

4844-1165-7510v.4

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of August 24, 2015, is by and among MCGRATH RENTCORP, a California corporation (the “Company”), each lender party hereto and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (in such capacity, the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Company, certain banks and financial institutions from time to time party thereto (collectively, the “Lenders”), and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of June 15, 2012 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Company has requested that the Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Lenders are willing to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.1New Definitions.  The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“LIBOR” has the meaning specified in clause (a) of the definition of “Eurodollar Rate”.

“LIBOR Rate” has the meaning specified in clause (a) of the definition of “Eurodollar Rate”.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

1.2Amendments to Certain Definitions.  The following definitions set forth in Section 1.01 of the Credit Agreement are hereby amended as follows:

(a)Clause (b) of the definition of “Change of Control” is hereby amended by deleting in its entirety the parenthetical appearing therein, which reads as follows:

(excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors)

(b)The definition of “Committed Loan Notice” is hereby amended by (i) deleting the phrase “, if in writing,” and (ii) inserting the following phrase at the end of such definition:

or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

(c)The definition of “Eurodollar Rate” is hereby amended and restated in its entirety to read as follows:

(a)for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m., London time, two Business Days prior to such date for Dollar deposits with a term of one month commencing that day;

provided that:  (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; and provided, further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; and (ii) if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

(d)The definition of “Responsible Officer” is hereby amended by inserting the following phrase at the end of the first sentence of such definition:

or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.

(e)The definition of “Swing Line Loan Notice” is hereby amended by (i) deleting the phrase “, if in writing,” and (ii) inserting the following phrase at the end of such definition:

or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

1.3New Sections.  The following Sections are hereby added to the Credit Agreement in the appropriate numerical order:

(a)The following new Sections are added to the end of Article V of the Credit Agreement:

Section 5.21.  Sanctions.  Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (a) currently the subject or target of any Sanctions or (b) located, organized or resident in a Designated Jurisdiction.

Section 5.22.  Anti-Corruption Laws.  The Borrower and its Subsidiaries have, in all material respects, conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions applicable to the Borrower and its Subsidiaries, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(b)The following new Section 6.13 is added to the end of Article VI of the Credit Agreement:

Section 6.13.  Anti-Corruption Laws.  Conduct its businesses, in all material respects, in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions where it conducts business, and maintain policies and procedures designed to promote and achieve compliance with such laws.

(c)The following new Sections are added to the end of Article VII of the Credit Agreement:

(d)Section 7.11.  Sanctions.  Use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in (i) a material violation by the Borrower or its Subsidiaries of any Sanctions or (ii) any of the Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender or other participant in this transaction being in violation of Sanctions.

Section 7.12.  Anti-Corruption Laws.  Use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions where it conducts business.

(e)The following new Section 10.20 is added to the end of Article X of the Credit Agreement:

Section 10.20. California Judicial Reference.  If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision; provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court; and (b) without limiting the generality of Section 10.04, the Borrower shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

1.4Amendments to Certain Sections.  The following Sections of the Credit Agreement are hereby amended as follows:

(a)Clause (a) of Section 2.02 of the Credit Agreement is hereby amended as follows:

(i)The first sentence thereof is hereby amended and restated in its entirety to read as follows:

Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice.

(ii) the words “such notice” in the second sentence thereof are replaced with “Committed Loan Notice”, (iii) the fourth sentence thereof is deleted in its entirety, and (iv) the parenthetical phrase “(whether telephonic or written)” in the seventh sentence thereof is deleted in its entirety.

(b)Clause (b) of Section 2.04 of the Credit Agreement is hereby amended as follows:

(i)The first sentence thereof is hereby amended and restated in its entirety to read as follows:

Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice.

(ii) the words “such notice” in the second sentence thereof are replaced with “Swing Line Loan Notice”, (iii) the third sentence thereof is deleted in its entirety, and (iv) the word “telephonic” appearing immediately before the phrase “Swing Line Loan Notice” in the fourth sentence thereof is deleted.

(c)Clause (c) of Section 7.06 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

the Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it (i) with proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests or (ii) in cash so long as such Restricted Payments do not exceed $120,000,000 in the aggregate over the term of this Agreement

(d)Section 10.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

This Agreement and each of the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document, or any certificate delivered thereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document or certificate.  Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered under the terms of any Loan Document, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

(e)Section 10.17 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; and provided, further, without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart.

ARTICLE II
CONDITIONS TO EFFECTIVENESS

2.1Closing Conditions.  This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent) on or prior to August 24, 2015:

(a)Executed Amendment.  The Administrative Agent shall have received a copy of this Amendment duly executed by the Company, the Required Lenders and the Administrative Agent.

(b)Default.  On and as of the date of this Amendment, no Default or Event of Default shall exist.

(c)Fees and Expenses.  The Administrative Agent shall have received from the Company such fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby, and Winstead PC shall have received from the Company payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment.

(d)Resolutions; Good Standings; etc.  The Administrative Agent shall have received from the Company such documents and certifications as the Administrative Agent may reasonably require to evidence (i) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment; and (ii) that the Company is validly existing and in good standing under the laws of California.

(e)Miscellaneous.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE III
MISCELLANEOUS

3.1Amended Terms.  On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2FATCA.  For purposes of determining withholding Taxes imposed under FATCA, from and after the Amendment Effective Date, the Company and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Obligations as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

3.3Representations and Warranties.  The Company represents and warrants as follows:

(a)It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)This Amendment has been duly executed and delivered by the Company.  This Amendment constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Amendment, except for those which have been made or obtained and are in full force and effect and except for any filing of this Amendment with the SEC.

(d)The representations and warranties of (i) the Company contained in Article V of the Credit Agreement and (ii) each Loan Party contained in each other Loan Document, that (A) in either case are qualified by materiality, shall be true and correct on and as of the Amendment Effective Date, and (B) are not qualified by materiality, shall be true and correct in all material respects on and as of the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(e)After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)Except as specifically provided in this Amendment, the Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

3.4Reaffirmation of Obligations, etc.  The Company hereby ratifies the Credit Agreement (including after giving effect to this Amendment) and acknowledges and reaffirms that (a) it is bound by all terms of the Credit Agreement (including after giving effect to this Amendment) applicable to it and (b) it is responsible for the observance and full performance of its Obligations thereunder.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

3.5Loan Document.  This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

3.6Further Assurances.  The Company agrees to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

3.7Entirety.  This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.8Counterparts; Telecopy.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.  Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

3.9No Actions, Claims, Etc.  As of the date hereof, the Company hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

3.10GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

3.11Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

COMPANY:	MCGRATH RENTCORP, a California corporation By: /s/ Keith E. Pratt Keith E. Pratt CFO

4844-1165-7510

[Signature Page to First Amendment to Credit Agreement]

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent By:/s/ Dora Brown Dora A. Brown Vice President

4844-1165-7510

[Signature Page to First Amendment to Amended and Restated Credit Agreement]

LENDERS:	BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender By:/s/ Karina Skuggedal Karina Skuggedal Vice President

4844-1165-7510

[Signature Page to First Amendment to Amended and Restated Credit Agreement]

UNION BANK, N.A., as a Lender

By:/s/ Henry G. Montgomery

     Henry G. Montgomery

     Director

4844-1165-7510

[Signature Page to First Amendment to Amended and Restated Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:/s/ Ashlee Holdgrafer

     Ashlee Holdgrafer

     Assistant Vice President

4844-1165-7510

[Signature Page to First Amendment to Amended and Restated Credit Agreement]

WELLS FARGO BANK, N.A., as a Lender

By:/s/ Jose Henriquez

     Jose HenriquezLoan

     Team Manager

4844-1165-7510

[Signature Page to First Amendment to Amended and Restated Credit Agreement]

CITIBANK, N.A., as a Lender

By: /s/ Nancy Dias

     Nancy Dias

     SV & Sr. Relationship Manager

4844-1165-7510

[Signature Page to First Amendment to Amended and Restated Credit Agreement]

FIFTH THIRD BANK, as a Lender

By: /s/ Suzanne Rode

     Suzanne Rode

     Managing Director

4844-1165-7510

[Signature Page to First Amendment to Amended and Restated Credit Agreement]

THE NORTHERN TRUST COMPANY, as a Lender

By: /s/ John Lascody

     John Lascody

     Vice President

4844-1165-7510

[Signature Page to First Amendment to Amended and Restated Credit Agreement]